Exhibit 99.1
HF Foods Reports Second Quarter 2023 Financial Results
First Half Record Net Revenue
Focus is to Reduce Cost Structure and Transform Operations
Las Vegas, NV – August 9, 2023 – HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian restaurants across the United States (“HF Foods”, “HF Group” or the “Company”), reported financial results for the second quarter and six months ended June 30, 2023.
Second Quarter 2023 Financial Results
•Net revenue decreased 2.4% to $292.3 million compared to $299.6 million in the prior year.
•Gross profit decreased 3.6% to $50.7 million, or 17.3% gross profit margin compared to $52.6 million, or 17.5% gross profit margin in the prior year.
•Net (loss) income decreased to a net loss of $1.6 million compared to net income of $4.5 million in the prior year.
•Adjusted EBITDA decreased 50.1% to $6.9 million compared to $13.9 million in the prior year.
Six Months 2023 Financial Results
•Net revenue increased 1.4% to $586.2 million compared to $577.9 million in the prior year.
•Gross profit decreased 2.4% to $100.8 million, or 17.2% gross profit margin compared to $103.3 million, or 17.9% gross profit margin in the prior year.
•Net (loss) income decreased to a net loss of $7.4 million compared to net income of $7.6 million in the prior year.
•Adjusted EBITDA decreased 61.7% to $12.2 million compared to $31.8 million in the prior year.
Management Commentary
“As the only scaled, nationwide operator serving the Asian Foodservice market, we believe we have a strong value proposition for independent restaurant owners. Understanding their language and cultural background is important for creating a partnership with our customers, and we are uniquely differentiated because of the personalized experience we provide and the long-term relationships we develop with our customers,” said Peter Zhang, Chief Executive Officer of HF Foods. “Our team is focusing on reducing our cost structure and transforming our operations, and we believe the sizable legal and compliance fees that we have incurred for the past two years are largely behind us. These measures will have a significant impact as we work to drive profitability and growth as we continue on our mission of helping Asian restaurant owners in the U.S. achieve their business goals by offering the varied assortment of Asian specialty ingredients that our customers need.”
Revenue by Product Category

	Three Months Ended June 30,				Six Months Ended June 30,
($ in thousands)	2023		2022		2023		2022
Seafood	$91,382	31%	$93,397	32%	$184,272	32%	$168,203	29%
Asian Specialty	76,337	26%	75,337	25%	154,161	26%	150,013	26%
Meat and Poultry	56,012	19%	63,109	21%	108,061	18%	124,025	22%
Fresh Produce	31,636	11%	31,076	10%	63,847	11%	60,955	11%
Packaging and Other	18,037	6%	21,296	7%	37,433	6%	43,309	7%
Commodity	18,908	7%	15,427	5%	38,393	7%	31,352	5%
Total	$292,312	100%	$299,642	100%	$586,167	100%	$577,857	100%

Second Quarter 2023 Results
Net revenue was $292.3 million for the second quarter of 2023 compared to $299.6 million in the prior year period, a decrease of $7.3 million, or 2.4%. This decrease was primarily attributable to a $7.0 million decrease in Meat and Poultry revenue compared to the same period in 2022 driven by deflationary pricing in poultry.
Gross profit was $50.7 million for the second quarter of 2023 compared to $52.6 million in the prior year period, a decrease of $1.9 million, or 3.6%. The decrease was primarily attributable to a decrease in Meat and Poultry revenue. Gross profit margin for the second quarter of 2023 decreased to 17.3% from 17.5% in the prior year period. The decrease was primarily attributable to the deflationary pressure in Meat and Poultry partially offset by improved Seafood margins.
Distribution, selling and administrative expenses increased by $6.4 million, or 14.0%, primarily due to an increase of $1.8 million in payroll and related labor costs and higher professional fees, which increased by $1.3 million to $8.1 million in the second quarter of 2023, compared to $6.8 million in the prior year period. In addition, the Company recognized an asset impairment of $1.2 million related to our exit of HF Foods Industrial, LLC (“HFFI”). Distribution, selling and administrative expenses as a percentage of net revenue increased to 17.9% in 2023 from 15.3% in 2022 primarily due to higher professional fees and increased headcount.
Net (loss) income decreased to a net loss of $1.6 million for the second quarter of 2023 compared to net income of $4.5 million for the second quarter of 2022. The decrease was primarily attributable to the increased distribution, selling and administrative costs and lower gross profit, as well as a $1.3 million increase in interest expense, partially offset by the $2.6 million change in the fair value of interest rate swaps.
Six Months 2023 Results
Net revenue was $586.2 million for the first half of 2023 compared to $577.9 million in the prior year period, an increase of $8.3 million, or 1.4%. This increase was attributable to the additional Seafood revenue generated due to the Sealand Food, Inc. acquisition (the “Sealand Acquisition”) and product cost inflation, partially offset by a $16.0 million decrease in Meat and Poultry revenue compared to the same period in 2022 driven by deflationary pricing in poultry.
Gross profit was $100.8 million for the first half of 2023 compared to $103.3 million in the prior year period, a decrease of $2.5 million, or 2.4%. The decrease was primarily attributable to a decrease in Meat and Poultry revenue, partially offset by the additional Seafood revenue generated due to the Sealand Acquisition. Gross profit margin for the first half of 2023 decreased to 17.2% from 17.9% in the prior year period. The decrease was primarily attributable to the shift in product mix to higher Seafood sales and the deflationary pressure in Meat and Poultry.
Distribution, selling and administrative expenses for the first half of 2023 increased by $18.9 million, or 21.9%, primarily due to an increase of $4.6 million in payroll and related labor costs, inclusive of the additional costs due to the Sealand Acquisition. Professional fees increased $5.5 million to $15.2 million for the first half of 2023, from $9.7 million in the prior year period. In addition, the Company recognized asset impairment of $1.2 million related to the exit of HFFI. Distribution, selling and administrative expenses as a percentage of net revenue increased to 17.9% in the first half of 2023 from 14.9% in the prior year period, primarily due to higher professional fees and increased headcount.
Net (loss) income decreased to a net loss of $7.4 million for the first half of 2023 compared to net income of $7.6 million for the first half of 2022. The decrease was primarily attributable to the increased distribution, selling and administrative costs and lower gross profit, as well as a $2.9 million increase in interest expense.

Cash Flow
Cash flow from operating activities decreased to $8.7 million for the first half of 2023, compared to $13.7 million in the prior year period. The decrease in cash flow from operating activities was largely driven by the net loss for the first half of 2023 and the timing of working capital outlays. As of June 30, 2023, the Company had a cash balance of $14.9 million.
About HF Foods Group Inc.
HF Foods Group Inc. is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the United States. HF Foods aims to supply the increasing demand for Asian American restaurant cuisine, leveraging its nationwide network of distribution centers and its strong relations with growers and suppliers of fresh, high-quality specialty restaurant food products and supplies in the US, South America, and China. Headquartered in Las Vegas, Nevada, HF Foods trades on Nasdaq under the symbol “HFFG”. For more information, please visit www.hffoodsgroup.com.
Investor Relations Contact:
HFFG Investor Relations
hffoodsgroup@icrinc.com
Forward-Looking Statements
All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “believes,” “intends,” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, statements of assumption underlying any of the foregoing, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.
Non-GAAP Financial Measures
Discussion of our results includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA and non-GAAP net income (loss), that we believe provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial performance with other companies in the same industry, many of which present similar non-GAAP financial measures to investors. The definitions of EBITDA, adjusted EBITDA and non-GAAP net income (loss) may not be the same as similarly titled measures used by other companies in the industry. EBITDA, adjusted EBITDA and non-GAAP net income (loss) are not defined under GAAP and are subject to important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our financial results as reported under GAAP.

We use non-GAAP financial measures to supplement our GAAP financial results. Management uses EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization to measure operating performance. In addition, management uses Adjusted EBITDA, defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization, further adjusted to exclude certain unusual, non-cash, or non-recurring expenses. We believe that Adjusted EBITDA is less susceptible to variances in actual performance resulting from non-recurring expenses, and other non-cash charges, provides useful information for our investors and is more reflective of other factors that affect our operating performance.
We believe non-GAAP net income (loss) is a useful measure of operating performance because it excludes certain items not reflective of our core operating performance. Non-GAAP net income (loss) is defined as net income (loss) adjusted for amortization of intangibles, change in fair value of interest rate swaps, stock based compensation, transaction related costs, transformational project costs and certain unusual, non-cash, or non-recurring expenses. We believe that non-GAAP net income (loss) facilitates period-over-period comparisons and provides additional clarity for investors to better evaluate our operating results. We present EBITDA, adjusted EBITDA, non-GAAP net income (loss) in order to provide supplemental information that we consider relevant for the readers of our consolidated financial statements included elsewhere in its reports filed with the SEC, including its current Quarterly Report on Form 10Q, and such information is not meant to replace or supersede U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures are included in the schedules attached to this press release.

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash	$14,946	$24,289
Accounts receivable, net	46,193	44,399
Inventories	111,066	120,291
Other current assets	12,482	8,937
TOTAL CURRENT ASSETS	184,687	197,916
Property and equipment, net	136,724	140,330
Operating lease right-of-use assets	12,336	14,164
Long-term investments	2,414	2,679
Customer relationships, net	152,465	157,748
Trademarks and other intangibles, net	33,484	36,343
Goodwill	85,118	85,118
Other long-term assets	4,860	3,231
TOTAL ASSETS	$612,088	$637,529
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Checks issued not presented for payment	$20,874	$21,946
Line of credit	42,173	53,056
Accounts payable	55,718	57,044
Current portion of long-term debt, net	5,936	6,266
Current portion of obligations under finance leases	1,980	2,254
Current portion of obligations under operating leases	3,538	3,676
Accrued expenses and other liabilities	19,763	19,648
TOTAL CURRENT LIABILITIES	149,982	163,890
Long-term debt, net of current portion	112,623	115,443
Obligations under finance leases, non-current	11,375	11,441
Obligations under operating leases, non-current	9,052	10,591
Deferred tax liabilities	33,119	34,443
Other long-term liabilities	5,337	5,472
TOTAL LIABILITIES	321,488	341,280
Commitments and contingencies
SHAREHOLDERS’ EQUITY:
Preferred Stock	—	—
Common Stock	5	5
Additional paid-in capital	600,030	598,322
Accumulated deficit	(313,297)	(306,514)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO HF FOODS GROUP INC.	286,738	291,813
Noncontrolling interests	3,862	4,436
TOTAL SHAREHOLDERS’ EQUITY	290,600	296,249
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$612,088	$637,529

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenue	$292,312	$299,642	$586,167	$577,857
Cost of revenue	241,646	247,072	485,329	474,560
Gross profit	50,666	52,570	100,838	103,297

Distribution, selling and administrative expenses	52,243	45,843	105,172	86,251
(Loss) income from operations	(1,577)	6,727	(4,334)	17,046

Other (income) expenses:
Interest expense	2,847	1,549	5,715	2,827
Other income	(127)	(163)	(355)	(939)
Change in fair value of interest rate swap contracts	(2,856)	(208)	(110)	(566)
Lease guarantee expense	(90)	(42)	(210)	5,889
Total Other expenses, net	(226)	1,136	5,040	7,211
(Loss) income before income taxes	(1,351)	5,591	(9,374)	9,835

Income tax expense (benefit)	209	1,097	(2,017)	2,201
Net (loss) income	(1,560)	4,494	(7,357)	7,634
Less: net loss attributable to noncontrolling interests	(710)	(70)	(574)	(44)
Net (loss) income attributable to HF Foods Group Inc.	$(850)	$4,564	$(6,783)	$7,678

(Loss) earnings per common share - basic	$(0.02)	$0.08	$(0.13)	$0.14
(Loss) earnings per common share - diluted	$(0.02)	$0.08	$(0.13)	$0.14

Weighted average shares - basic	54,046,328	53,706,392	53,935,178	53,706,392
Weighted average shares - diluted	54,046,328	53,900,883	53,935,178	53,927,957

HF FOODS GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands), (Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(7,357)	$7,634
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	13,129	11,859
Asset impairment charges	1,200	422
Gain from disposal of property and equipment	—	(1,351)
Provision for credit losses	56	111
Deferred tax benefit	(1,324)	(2,674)
Change in fair value of interest rate swap contracts	(110)	(565)
Stock-based compensation	1,848	511
Non-cash lease expense	1,916	1,579
Lease guarantee expense	(210)	5,889
Other expense (income)	389	(47)
Changes in operating assets and liabilities (excluding effects of acquisitions):
Accounts receivable	(1,456)	(6,529)
Accounts receivable - related parties	(394)	(629)
Inventories	9,225	(13,662)
Prepaid expenses and other current assets	(3,545)	(4,199)
Other long-term assets	(1,519)	(494)
Accounts payable	(667)	16,799
Accounts payable - related parties	(659)	159
Operating lease liabilities	(1,765)	(1,551)
Accrued expenses and other liabilities	(25)	396
Net cash provided by operating activities	8,732	13,658
Cash flows from investing activities:
Purchase of property and equipment	(1,522)	(4,028)
Proceeds from sale of property and equipment	—	7,667
Payment made for acquisition of Sealand	—	(34,849)
Payment made for acquisition of Great Wall Group	—	(17,445)
Net cash used in investing activities	(1,522)	(48,655)
Cash flows from financing activities:
Checks issued not presented for payment	(1,072)	2,348
Proceeds from line of credit	594,916	625,656
Repayment of line of credit	(605,826)	(620,783)
Proceeds from long-term debt	—	45,952
Repayment of long-term debt	(3,172)	(7,882)
Payment of debt financing costs	—	(579)
Repayment of obligations under finance leases	(1,399)	(1,243)
Repayment of promissory note payable - related party	—	(4,500)
Proceeds from noncontrolling interests shareholders	—	240
Cash distribution to shareholders	—	(186)
Net cash (used in) provided by financing activities	(16,553)	39,023
Net (decrease) increase in cash	(9,343)	4,026
Cash at beginning of the period	24,289	14,792
Cash at end of the period	$14,946	$18,818

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Change
	2023	2022	Amount	%
Net (loss) income	$(1,560)	$4,494	$(6,054)	(134.7)%
Interest expense	2,847	1,549	1,298	83.8%
Income tax expense	209	1,097	(888)	(80.9)%
Depreciation and amortization	6,440	6,080	360	5.9%
EBITDA	7,936	13,220	(5,284)	(40.0)%
Lease guarantee expense	(90)	(42)	(48)	114.3%
Change in fair value of interest rate swaps	(2,856)	(208)	(2,648)	NM
Stock-based compensation expense	752	221	531	240.3%
Acquisition and integration costs	—	310	(310)	NM
Asset impairment charges	1,200	422	778	184.4%
Adjusted EBITDA	$6,942	$13,923	$(6,981)	(50.1)%

	Six Months Ended June 30,		Change
	2023	2022	Amount	%
Net (loss) income	$(7,357)	$7,634	$(14,991)	(196.4)%
Interest expense	5,715	2,827	2,888	102.2%
Income tax (benefit) expense	(2,017)	2,201	(4,218)	(191.6)%
Depreciation and amortization	13,129	11,859	1,270	10.7%
EBITDA	9,470	24,521	(15,051)	(61.4)%
Lease guarantee expense	(210)	5,889	(6,099)	(103.6)%
Change in fair value of interest rate swaps	(110)	(566)	456	NM
Stock-based compensation expense	1,848	511	1,337	261.6%
Acquisition and integration costs	—	1,059	(1,059)	NM
Asset impairment charges	1,200	422	778	184.4%
Adjusted EBITDA	$12,198	$31,836	$(19,638)	(61.7)%
____________
NM - Not meaningful

HF FOODS GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME ATTRIBUTABLE TO HF FOODS GROUP INC.
TO NON-GAAP NET INCOME ATTRIBUTABLE TO HF FOODS GROUP INC.
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Change
	2023	2022	Amount	%
Net (loss) income attributable to HF Foods Group Inc.	$(850)	$4,564	$(5,414)	(118.6)%
Amortization of intangibles	4,071	3,959	112	2.8%
Lease guarantee (income) expense	(90)	(42)	(48)	NM
Change in fair value of interest rate swaps	(2,856)	(208)	(2,648)	NM
Stock-based compensation expense	752	221	531	240.3%
Acquisition and integration costs	—	310	(310)	NM
Asset impairment charges	1,200	422	778	184.4%
Aggregate adjustment for income taxes	(659)	(1,044)	385	(36.9)%
Non-GAAP net income attributable to HF Foods Group Inc.	$1,568	$8,182	$(6,614)	(80.8)%

	Six Months Ended June 30,		Change
	2023	2022	Amount	%
Net (loss) income attributable to HF Foods Group Inc.	$(6,783)	$7,678	$(14,461)	(188.3)%
Amortization of intangibles	8,142	7,601	541	7.1%
Lease guarantee (income) expense	(210)	5,889	(6,099)	(103.6)%
Change in fair value of interest rate swaps	(110)	(566)	456	NM
Stock-based compensation expense	1,848	511	1,337	261.6%
Acquisition and integration costs	—	1,059	(1,059)	NM
Asset impairment charges	1,200	422	778	184.4%
Aggregate adjustment for income taxes	(2,834)	(3,710)	876	(23.6)%
Non-GAAP net income attributable to HF Foods Group Inc.	$1,253	$18,884	$(17,631)	(93.4)%
____________
NM - Not meaningful